Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Jennifer-Robyn Meier	Tina Moore, Director, Investor Relations
Goldleaf Financial Solutions, Inc.	Goldleaf Financial Solutions, Inc.
615.383.0803	770.752.6460

Goldleaf Reports Fourth Quarter and Year End Financial Results

•                  Generated $16 million of positive cash flow in 2008

•                  Achieved annual guidance of $15 million in adjusted EBITDAS

•                  44% Revenue Growth over Fiscal Year 2007

•                  Reduced debt $5 million in 2008

ATLANTA, March 31, 2009 — Goldleaf Financial Solutions, Inc. (NASDAQ: GFSI), a provider of integrated technology-based solutions designed to improve the performance of financial institutions, today reported financial results for the three and twelve months ended December 31, 2008.

Revenue for the fourth quarter ended December 31, 2008, totaled $19.6 million, representing a 35% increase over the same period last year.  Operating loss totaled $38.6 million for the fourth quarter of 2008 compared to operating income of $1.0 million for the fourth quarter of 2007.  Net loss available to common stockholders totaled $39.3 million, or $(2.05) per share, in the fourth quarter of 2008, versus net loss available to common stockholders of $0.4 million, or $(0.03) per share, in the fourth quarter of 2007.  The Company recorded a fourth quarter non-cash charge of $38.1 million for impairment of goodwill in accordance with Statement of Financial Accounting Standards (SFAS) 142, “Goodwill and Other Intangible Assets.”  The goodwill charge was primarily due to the decline in the market value of our common stock, decline of U.S. equity securities in general, increasing cost of capital and the impact of deteriorating macro economic conditions.  The Company does not expect that the non-cash charge will have an impact on its financial condition, and it will not affect the covenants in its credit agreement as amended on February 18, 2009.

Revenue for the twelve-month period ended December 31, 2008, totaled $81.6 million, reflecting 44% growth over fiscal 2007.  Operating loss totaled $35.6 million for the twelve-month period ending December 31, 2008 compared to operating income of $1.3 million in the previous year.  Net loss available to common stockholders totaled $38.8 million, or $(2.03) per share, for the twelve-month period of 2008, as compared to a net loss available to common stockholders of $0.6 million, or $(0.03) per share, for the twelve-month period of 2007.

Adjusted revenue for the twelve-month period ended December 31, 2008, totaled $83.0 million, reflecting 46% growth over fiscal 2007.  The adjustment includes Alogent 2008 revenue prior to our acquisition date of January 17, 2008.

EBITDAS is a non-GAAP financial measurement calculated as earnings before interest, taxes, depreciation, amortization and non-cash based compensation expense.  EBITDAS totaled $1.6 million and $11.9 million for the three-month and twelve-month periods of 2008, respectively, which compares to $2.3 million and $6.0 million for the same periods of 2007, respectively.

Including the adjustments related to the CBS, Datatrade, Alogent acquisitions which could not be recognized in the post acquisition financial statements, the sale of assets to Integrated Bank Technology and foreign exchange losses, adjusted EBITDAS for the three and twelve months ended December 31, 2008 would have been $3.6 million and $15.0 million, respectively. See Attachment A for a reconciliation of GAAP and non-GAAP results.

Goldleaf CEO, Lynn Boggs, commented, “We are very pleased about our results as we have shown we can compete effectively in a very challenging environment. Our acquisition and organic growth has diversified our offerings, allowing us to provide products and services to a broader market. It has also allowed us to build a solid foundation that has not only created long-term value for our shareholders and clients in 2008, but has also positioned the company for success in the future. While the general economic malaise and big bank consolidation has and will remain a factor in 2009, we expect growth in our payments business lines, which should enable us to maintain strong cash flow. While we cannot fully predict the outcome of this economic downturn, we feel confident that we have put together an exceptional suite of products and services as well as a management team and employee base that are completely dedicated to exceeding the needs of our customers.”

While we expect continued growth in our payments business in 2009, market conditions will remain challenging and, as a result, we will not be issuing guidance at this time.  We do plan to leverage our market leading position in deposit automation, which should allow us the opportunity to further demonstrate our value proposition to our customers and partners. Our strategy is sound, and we will concentrate on cost management and continue to drive business efficiencies in our operating model.

Goldleaf will be hosting a conference call to discuss its 2008 fourth-quarter and year-end results this afternoon at 5:00 p.m. Eastern Time.  The live broadcast of Goldleaf’s fourth-quarter conference call will be available online at www.goldleaf.com under the Investor Relations tab and at www.earnings.com.  An online replay will be available for 30 days using the same links.

About Goldleaf Financial Solutions, Inc.

Goldleaf Financial Solutions, Inc. offers a strategic suite of integrated technology and payment processing solutions to global financial institutions of all sizes. Goldleaf’s products and services enable financial institutions to succeed in today’s competitive market, solidify their trusted financial relationships, expand their community presence and improve profitability through the efficient use of technology.  For more information about Goldleaf and its solutions, please visit the company at www.goldleaf.com.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements.  These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the Company’s ability to identify, complete or integrate acquisitions, achieve anticipated financial performance, or achieve its growth plans.  These risks and uncertainties are in addition to other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2008.  The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2008	2007	2008	2007

Revenues:
Financial institution services	$16,158	$11,107	$69,320	$44,076
Retail inventory management services	1,837	2,047	7,702	8,205
Other products and services	1,646	1,380	4,551	4,388
Total revenues	19,641	14,534	81,573	56,669

Cost of revenues:
Financial institution services	4,665	2,149	17,485	8,725
Retail inventory management services	214	229	881	896
Other products and services	732	760	2,494	2,751
Gross profit	14,030	11,396	60,713	44,297

Operating Expenses:
General and administrative	5,286	5,136	24,136	20,868
Selling and marketing	5,095	3,915	20,669	17,469
Research and development	1,924	720	6,920	2,282
Goodwill impairment	38,116	—	38,116	—
Amortization	785	645	4,808	2,368
Other operating expenses	1,472	13	1,635	39
Total operating expenses	52,678	10,429	96,284	43,026

Operating income (loss)	(38,648)	967	(35,571)	1,271

Interest expense, net	1,016	19	3,121	589

Income (loss) before income taxes	(39,664)	948	(38,692)	682

Income tax provision (benefit)	(331)	1,340	112	1,258

Net loss	$(39,333)	$(392)	$(38,804)	$(576)

Loss per share:
Basic	$(2.05)	$(0.03)	$(2.03)	$(0.03)
Diluted	$(2.05)	$(0.03)	$(2.03)	$(0.03)

CONSOLIDATED BALANCE SHEET HIGHLIGHTS:

DECEMBER 31, 2008 AND 2007

(in thousands)	2008	2007

Cash and cash equivalent	$5,292	$2,648
Working capital (deficit)	$(4,646)	$2,979
Total assets	$95,871	$82,178
Long-term liabilities	$52,210	$14,677
Stockholder’s equity	$15,196	$50,362

ATTACHMENT A

RECONCILIATION OF REPORTED NET INCOMES (LOSS) TO EBITDAS

EBITDAS is a non-GAAP financial measure. EBITDAS is defined by the Company as GAAP net income (loss) plus interest expense, income taxes, depreciation, amortization, and stock compensation expense less interest earned.  We have provided EBITDAS because we believe it is a commonly used measure of financial performance in comparable companies and because we believe it will help investors and analysts evaluate companies on a consistent basis, as well as enhance an understanding of our operating results.  Our management uses EBITDAS:

•                  as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•                  for planning purposes, including the preparation of our internal annual operating budget and the calculation of our ability to borrow under our credit facility (with further adjustments as required under the terms of our credit facility);

•                  to allocate resources to enhance the financial performance of our business;

•                  to evaluate the effectiveness of our operational strategies; and

•                  to evaluate our capacity to fund capital expenditures and expand our business.

Other companies may calculate EBITDAS differently than we do. In addition, EBITDAS:

•                  does not represent net income or cash flows from operating activities as defined by GAAP;

•                  is not necessarily indicative of cash available to fund our cash flow needs; and

•                  should not be considered as an alternative to net income, income from operations, cash provided by operating activities or our other financial information as determined under GAAP.

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). The Company also provides information related to non-GAAP financial measurements such as EBITDAS and adjusted EBITDAS, and from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company’s GAAP financial statements, the Company clearly defines EBITDAS and adjusted EBITDAS and quantifies all other adjustments to GAAP measurements. The Company provides EBITDAS information, a widely used non-GAAP financial measurement, as a performance measure to assist in analyzing the Company’s operations and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company’s current operating performance to its historical performance. These adjustments typically reflect non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges that are not technically non-recurring but are outside of the ordinary course of operations. Investors should note that such measures may not be comparable to similarly titled measures used by other companies, and investors are encouraged to use this information only in connection with the information contained in the Company’s GAAP financial statements.

ATTACHMENT A

GOLDLEAF FINANCIAL SOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2008	2007	2008	2007

Net loss	$(39,333)	$(392)	$(38,804)	$(576)
Add back (deduct):
Interest expense, net	1,016	19	3,121	589
Provision (benefit) for income taxes	(331)	1,340	112	1,258
Goodwill impairment	38,116	—	38,116	—
Depreciation and amortization	1,905	1,158	8,322	4,531
Non-cash stock based compensation	253	133	1,000	248

EBITDAS	1,626	2,258	11,867	6,050

Add back unusual, infrequent charges and pro-forma adjustments:

Deferred revenue - post acquisition CBS and DataTrade			173

Alogent revenue in January 2008 prior to acquisition			1,305

Loss on sale of assets	1,450		1,450

Alogent expense in January 2008 prior to acquisition			(885)

Foreign currency losses	361		361

Alogent transaction related one-time expenses			589

Severance charges	171		171	626

Adjusted EBITDAS	$3,608	$2,258	$15,031	$6,676